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                             Exhibit 2.2

       Articles of Incorporation: Great American Leasing, Inc.

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

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION


         Pursuant to the provisions of Article 4.04 of the Texas Business undersigned corporation adopts the following Articles of Amendment to its Articles of incorporation:

                                   ARTICLE ONE

         The name of the corporation is GREAT AMERICAN LEASING, INC.


                                   ARTICLE TWO

         The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation March 21, 1997.

This amendment:

         I. deletes Article 1. of the original Articles of Incorporation in its entirety and provides for a new Article I as set forth below; and

         II.   deletes   Article  IV.   SHARES  of  the  original   Articles  of
Incorporation in its entirety and provides for a new Article IV. SHARES as set forth as follows:

         The amendment deletes the language in Article I of the original Articles of Incorporation and the full text of Article I shall be as follows:

                                       I.
                                      NAME

The name of the corporation is ALL AMERICAN CONSULTANT AIRCRAFT, INC.

The amendment deletes the language in Article IV. SHARES of the original Articles of Incorporation and the full text of Article IV. SHARES shall be as follows:

                                       IV.
                                     SHARES

         The aggregate number of shares in which the corporation shall have authority to issue is 100,000,000 shares of the par value of $0.0001 each Common Voting Equity Stock, such shares to carry the short title "Common"; and no other class of stock.

         The Board of Directors may further create separate series within any class of stock.

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                                  ARTICLE THREE

         The number of shares of the corporation outstanding at the time of such adoption was 180; and the number of shares entitled to vote thereon was 180.

                                  ARTICLE FOUR

         The number of shares voted for such amendment was 180; and the number of shares voted against such amendment was 0.

                                  ARTICLE FIVE

         The manner In which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

         The Officers are empowered and directed to effectuate a 1000 to 1 forward split of the Company's Common Stock; such that the existing 180 shares shall become 180,000 of par value $0.0001.

                                   ARTICLE SIX

         The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

         This amendment empowers and directs the Officers to effectuate a 1000 to 1 forward split of the Company's Common Stock; such that the existing issued and outstanding 180 Common Shares of $1.00 par value shall become 180,000 Common Shares of $0.0001 par value.




Dated  21 MAR, 1997



GREAT AMERICAN LEASING. INC.